Exhibit 99.1







                  GIGACOMM CORPORATION
                  CONSOLIDATED FINANCIAL STATEMENTS AND
                  REPORT OF INDEPENDENT ACCOUNTANTS
                  DECEMBER 31, 2005 AND 2004

                        REPORT OF INDEPENDENT ACCOUNTANTS

                                                                    PWCR06000171

To Gigacomm Corporation


We have audited the accompanying consolidated balance sheets of Gigacomm Corporation, as of December 31, 2005 and 2004, and the related consolidated statements of income, of changes in stockholders' equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the "Rules Governing the Examination of Financial Statements by Certified Public Accountants" and generally accepted auditing standards in the Republic of China and United States of America. Those rules and standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gigacomm Corporation and its subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of China.

As discussed in Note 10 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. The Company's plans with respect to continuing as a going concern are also described in Note 10.

Accounting principles generally accepted in the Republic of China vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 11 to the consolidated financial statements.




                                             /s/ PricewaterhouseCoopers


Hsinchu, Taiwan

November 7, 2006

                              GIGACOMM CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31,
                 (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)

                                                           2005               2004
                                                       -------------      -------------
ASSETS
------
Current Assets
--------------
 Cash (Note 4 (1))                                     $      35,382      $      17,390
 Notes receivable - net (Note 4 (2))                             270              2,240
 Accounts receivable - net (Note 4(3))                        53,149             69,995
 Accounts receivable - related parties (Note 5)                3,243              4,445
 Other receivables                                               523                300
 Other financial assets - current (Note 6)                    19,450             15,632
 Inventories - net (Note 4 (4))                              151,169            121,781

 Prepayments                                                   3,864              9,189
                                                       -------------      -------------
                                                             267,050            240,972
                                                       -------------      -------------
Property and equipment-net (Notes 4 (5) and 6)
--------------------------
  Machinery and equipment                                    398,044            419,613
  Tooling equipment                                            4,490              3,807
  Transportation equipment                                     1,261              1,261
  Furniture and fixtures                                       2,972              2,790
  Leasehold improvements                                       5,623            100,852
  Other facilities                                             1,237                991
                                                       -------------      -------------
                                                             413,627            529,314
 Accumulated depreciation                             (      145,832 )   (      119,743)
 Construction in progress and prepaid equipment                7,473             12,794
                                                       -------------      -------------
                                                             275,268            422,365
                                                       -------------      -------------



Other Assets
------------
 Refundable deposits (Note 5)                                 11,164              6,235
 Deferred charges                                              2,384                865
                                                       -------------      -------------
                                                              13,548              7,100
                                                       -------------      -------------

TOTAL ASSETS                                           $     555,866      $     670,437
                                                       =============      =============

                                                           2005               2004
                                                       -------------      -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current Liabilities
-------------------
 Short-term loans (Notes 4 (6) and 6)                       $189,150           $117,945
 Notes payable                                                     2                  -
 Accounts payable (Note 5)                                    99,677             69,153
 Accrued expenses                                             26,091             19,779
 Other payables - related parties (Note 5)                     4,738             79,486
 Other payables                                                4,254              3,171
 Current portion of long-term liabilities
   (Notes 4 (7) and 6)                                        51,256             68,188
 Other current liabilities                                     7,030              5,890
                                                       -------------      -------------
                                                             382,198            363,612
                                                       -------------      -------------
Long-term Liabilities
---------------------
 Long-term loans (Notes 4 (7) and 6)                          70,337            137,769
                                                       -------------      -------------
Other Liabilities
-----------------
 Reserve for pension plan (Note 4 (8))                         6,093              4,731
                                                       -------------      -------------
Total Liabilities                                            458,628            506,112
-----------------                                      -------------      -------------

Stockholders' Equity
--------------------
 Capital (Note 4 (9))
  Common stock                                               196,330            356,386
 Retained earnings (Note 4(10))
  Accumulated deficit                                 (       99,049 )   (      192,018 )
 Cumulative translation adjustment                    (           43 )   (           43 )
                                                       -------------      -------------
Total Stockholders' Equity                                    97,238            164,325
--------------------------                             -------------      -------------



Commitments and Contingent Liabilities (Note 7)
--------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $555,866           $670,437
------------------------------------------             =============      =============


   The accompanying notes are an integral part of these financial statements.

                              GIGACOMM CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                            YEARS ENDED DECEMBER 31,
                 (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)

                                                                             2005                    2004
                                                                      -------------------     -------------------
Operating revenue - net (Note 5)                                      $           499,163     $           203,074
Operating costs                                                      (            571,665)   (            295,332)
                                                                      -------------------     -------------------
Gross loss                                                           (             72,502)   (             92,258)
Operating Expenses (Note 5)
 Sales and marketing expenses                                        (             14,647)   (             12,223)
 General and administrative expenses                                 (             29,964)   (             42,297)
 Research and development expenses                                   (             49,384)   (             45,262)
                                                                      -------------------     -------------------
                                                                     (             93,995)   (             99,782)
                                                                      -------------------     -------------------
Net operating loss                                                   (            166,497)   (            192,040)
                                                                      -------------------     -------------------
Non-operating revenue and income
 Interest income                                                                      304                     309
 Gain on disposal of investments                                                        -                   1,794
 Gain on physical count of inventories                                                  -                     118
 Exchange gain, net                                                                 3,325                       -
 Other income                                                                      14,388                  14,941
                                                                      -------------------     -------------------
                                                                                   18,017                  17,162
                                                                      -------------------     -------------------
Non-operating expenses and loss
 Interest expense                                                    (             12,880)   (              9,937)
 Loss on disposal of property and equipment                          (              5,835)                      -
 Loss on physical count of inventories                               (                222)                      -
 Exchange loss, net                                                                     -    (              1,283)
 Provision for loss on obsolescence and decline in market
   value of inventory                                                (             32,755)   (              6,529)
 Impairment loss (Note 4 (5))                                        (             14,510)   (             39,152)
 Other losses                                                        (              2,405)   (             12,866)
                                                                      -------------------     -------------------
                                                                     (             68,607)   (             69,767)
                                                                      -------------------     -------------------
Net loss                                                             ($           217,087)   ($           244,645)
                                                                      ===================     ===================

   The accompanying notes are an integral part of these financial statements.

                              GIGACOMM CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)

                                                                                                        Cumulative
                                                                                        Accumulated     translation
                                                     Common stock    Capital reserve      deficit        adjustment        Total
                                                     ------------    ---------------    -----------     ------------    -----------
Balance at January 1, 2004                           $    676,677    $        63,503   ($   481,167)    $          -    $   259,013
Capital reduction to cover accumulated deficit
   through May 31, 2004                             (     470,291)                 -        470,291                -              -
Capital reserve used to cover accumulated deficit               -   (         63,503)        63,503                -              -
Issuance of common stock                                  150,000                  -              -                -        150,000
Net loss for 2004                                               -                  -   (    244,645)               -   (    244,645)
Cumulative translation adjustment                               -                  -              -    (          43)  (         43)
                                                     ------------    ---------------    -----------     ------------    -----------
Balance at December 31, 2004                              356,386                  -   (    192,018)   (          43)       164,325
Capital reduction to cover accumulated deficit
   through June 30, 2005                            (     310,056)                 -        310,056                -              -
Issuance of common stock                                  150,000                  -              -                -        150,000
Net loss for 2005                                               -                  -   (    217,087)               -   (    217,087)
                                                     ------------    ---------------    -----------     ------------    -----------
Balance at December 31, 2005                         $    196,330    $             -   ($    99,049)   ($         43)   $    97,238
                                                     ============    ===============    ===========     ============    ===========



   The accompanying notes are an integral part of these financial statements.

                              GIGACOMM CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,
                 (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)

                                                                           2005                     2004
                                                                     ------------------       ----------
Cash flows from operating activities:
 Net loss                                                           ($          217,087)     ($          244,645)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation                                                                   65,945                   63,039
  Amortization                                                                    1,380                    1,384
  Provision for loss on obsolescence and decline in market value
     of inventory                                                                32,755                    6,529
  Gains on disposal of investments                                                    -      (             1,794)
  Impairment loss                                                                14,510                   39,152
  Loss on disposal of property and equipment                                      5,835                        -
  Prepayment for equipment transferred to expenses                                    -                    9,053
  Changes in assets and liabilities:
    Note receivable-net                                                           1,970      (               120)
    Accounts receivable                                                          18,048      (            61,547)
    Other receivables                                               (               223)                      56
    Inventories                                                     (            62,143)     (            90,228)
    Prepayments                                                                   5,325                   12,448
    Notes payable                                                                     2      (             2,006)
    Accounts payable                                                             30,524                   54,175
    Accrued expenses                                                              6,311                    1,776
    Other payables                                                               14,864                   15,681
    Other current liabilities                                                     1,140                    4,574
    Reserve for pension plan                                                      1,362                    2,698
                                                                     ------------------       ------------------
Net cash used in operating activities                               (            79,482)     (           189,775)
                                                                     ------------------       ------------------
Cash flows from investing activities:
 Cash transferred-in from acquisition                                                 -                    3,505
 Decrease in short-term investment                                                    -                   53,520
 (Increase) decrease in other financial assets                      (             3,818)                   2,568
 Acquisition of subsidiary                                                            -      (            42,700)
 Acquisition of property and equipment                              (            27,921)     (            53,803)
 Proceeds from disposal of property and equipment                                   200                        -
 (Increase) decrease in refundable deposits                         (             4,929)                   1,333
 Increase in deferred charges                                       (             2,899)     (               245)
                                                                     ------------------       ------------------
Net cash used in investing activities                               (            39,367)     (            35,822)
                                                                     ------------------       ------------------
Cash flows from financing activities:
 Increase in short-term loans, net                                               71,205                   49,705
 Decrease in long-term loans, net                                   (            84,364)     (            11,258)
 Proceeds from issuance of common stock                                         150,000                  150,000
                                                                     ------------------       ------------------
Net cash provided by financing activities                                       136,841                  188,447
                                                                     ------------------       ------------------
Net increase (decrease) in cash                                                  17,992      (            37,150)
Cash at beginning of year                                                        17,390                   54,540
                                                                     ------------------       ------------------
Cash at end of year                                                  $           35,382       $           17,390
                                                                     ==================       ==================
Supplemental disclosures of cash flow information
 Cash paid for interest                                              $           12,649       $            9,368
                                                                     ==================       ==================

   The accompanying notes are an integral part of these financial statements.

                              GIGACOMM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
  (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS EXCEPT AS OTHERWISE INDICATED)




1. HISTORY AND ORGANIZATION

    (1) Gigacomm Corporation (the Company) was incorporated as a company limited by shares under the Company Law of the Republic of China (R.O.C.) on November 15, 2000 and started commercial operations in October 2002. The Company is primarily engaged in the manufacture of active components (lasers and photodiodes) for optical fiber data communication and telecommunication applications. As of December 31, 2005, the Company had 191 employees.
    (2)  Information on consolidated subsidiaries:

                                                                     Percentage of ownership as of December 31,
                                                                    ---------------------------------------------
                Name of subsidiaries               Location                  2005                   2004
         ----------------------------------- ---------------------- ----------------------- ---------------------
         Glory Data Group Limited (BVI)      British Virgin                  100%                   100%
                                             Island ("BVI")
         Listen Technology Ltd.              Taiwan, R.O.C.                  100%                   100%

         The major business activities of each subsidiary are summarized as follows:

         1) Glory Data Group Limited (BVI): Holding corporation.

         2) Listen Technology Ltd.: Engaged in research and development of active components.

         3) Acquisition of Glory Data Group Limited (BVI):

            The Company acquired 100% shareholding in Glory Data Group Limited
            (BVI) in the fourth quarter of 2004 by cash amounted to $42,700, in order to obtain the experienced and skilled workforce and the technological know-how accumulated. The Company treated the foregoing workforce and technological know-how as in-process research and development (IPR&D) and expensed related costs immediately, which was recognized as impairment loss.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the Republic of China. The Company's significant accounting policies are summarized below:

   (1)  Translation of foreign currency transactions

        The accounts of the Company are maintained in New Taiwan dollars. Transactions denominated in foreign currencies are translated into New Taiwan dollars at the rates of exchange prevailing on the transaction dates. Receivables and other monetary assets and liabilities denominated in foreign currencies are translated into New Taiwan dollars at the rates of exchange prevailing at the balance sheet date. Exchange gains or losses are included in the current year's net income.

   (2)  Allowance for doubtful accounts

        Allowance for doubtful accounts is provided based on past experience and the evaluation of aging analysis and collectibility of the ending balances of notes receivable and accounts receivable.

   (3)  Inventories

        Inventories are stated at the lower of aggregate cost or market value. Cost is determined by the weighted average method. Market value is determined based on the current replacement cost for raw materials and supplies, and the net realizable value is used for work in process and finished goods. A provision is made for obsolete and slow-moving items and decline in market value when necessary.

   (4)  Property and equipment

        A. Property and equipment are stated at cost.

        B. Depreciation is provided on a straight-line basis over the useful economic lives of assets less salvage value. Fully depreciated assets that are still in use are depreciated based on the salvage value over the remaining useful lives. The economic useful lives of property and equipment are 2 - 10 years.

        C. Maintenance and repairs are expensed as incurred. Significant renewals and improvements are treated as capital expenditure and are depreciated accordingly. When property and equipment are disposed of, their original costs and accumulated depreciations are written off from the relevant accounts, and any gain or loss on disposal is booked as non-operating income or loss.

  (5)   Deferred charges

        Deferred charges, mainly computer software, are stated at cost and amortized under the straight-line basis over estimated useful lives.

  (6)   Asset impairment

        The Company recognizes impairment loss when there is indication that the recoverable amount of an asset is less than its carrying amount. The recoverable amount is the higher of the fair value less costs to sell and value in use. The fair value less costs to sell is the amount obtainable from the sale of the asset in an arm's length transaction after deducting any direct incremental disposal costs. The value in use is the present value of estimated future cash flows to be derived from continuing use of the asset and from its deposal at the end of its useful life.

        When the impairment no longer exists, the impairment loss recognized in prior years shall be recovered. The reversal of goodwill impairment is not allowed.

  (7)   Retirement plan and net periodic pension cost

        Under the defined benefit pension plan, net periodic pension cost, which includes service cost, interest cost, expected return on plan assets, and amortization of unrecognized net transition obligation and gains or losses on plan assets, is recognized based on an actuarial valuation report. Unrecognized net transition obligation is amortized on a straight-line basis over 15 years. Under the defined contribution pension plan, net periodic pension cost is recognized as incurred.

  (8)   Income tax

        A. The company uses inter-period as well as intra-period tax allocation for income tax. Any over-provision or under-provision of prior years' income tax liabilities is included in current year's income tax expense.

        B. Any tax credit arising from the purchase of machinery and equipment and research and development expenditures is recognized in the year that the investment tax credits arise.

  (9)   Revenue, costs and expenses

        Revenue is recognized when the earning process is substantially complete and considered realized or realizable. Costs are recognized when the associated revenue is earned. Expenses are recognized as incurred.

  (10)  Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those assumptions and estimates.

3. EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES

   Effective January 1, 2005, the Company adopted R.O.C. Financial Accounting Standard No. 35 "Accounting for Assets Impairment". As a result of the adoption of SFAS No. 35, total assets were decreased by $14,510 as of December 31, 2005, and the impairment loss was increased by $14,510 in 2005.

4. CONTENTS OF SIGNIFICANT ACCOUNTS

   (1) CASH

                                                                                  December 31,
                                                                         2005                     2004
                                                                   -----------------        -----------------
      Cash on hand                                                 $             214        $             194
      Checking accounts                                                        2,037                        1
      Savings accounts                                                        33,131                   17,195
                                                                   -----------------        -----------------
                                                                   $          35,382        $          17,390
                                                                   =================        =================

   (2) NOTES RECEIVABLE-NET

                                                                                  December 31,
                                                                         2005                     2004
                                                                   -----------------        -----------------
      Notes receivable                                             $           1,141        $           2,240
      Less: Allowance for doubtful accounts                       (              871)                       -
                                                                   -----------------        =================
                                                                   $             270        $           2,240
                                                                   =================        =================

   (3) ACCOUNTS RECEIVABLE-NET

                                                                                  December 31,
                                                                         2005                     2004
                                                                   -----------------        -----------------
      Accounts receivable                                          $          53,932        $          69,995
      Less: Allowance for doubtful accounts                       (              783)                       -
                                                                   -----------------        =================
                                                                   $          53,149        $          69,995
                                                                   =================        =================

   (4) INVENTORIES

                                                                                  December 31,
                                                                         2005                     2004
                                                                   -----------------        -----------------
      Raw materials                                                $          57,358        $          43,680
      Work in process                                                        127,848                   85,524
                                                                   -----------------        -----------------
                                                                             185,206                  129,204
      Less: Allowance for obsolescence and
               market value decline                               (           34,037)      (            7,423)
                                                                   -----------------        -----------------
                                                                   $         151,169        $         121,781
                                                                   =================        =================

        The Company entered into a product financing arrangement with Chailease Finance Co., Ltd. to finance the purchase of certain materials. The loan payable has been recognized and disclosed as "Short-term loan" and is payable to Chailease Finance Co., Ltd. in installment on a monthly basis.

   (5) PROPERTY AND EQUIPMENT

                                                                         December 31, 2005
                                                           -----------------------------------------------
                                                                            Accumulated
                                                                Cost        Depreciation       Book Value
                                                           -------------   ---------------   -------------
         Machinery and equipment                           $     398,044   ($    139,067 )   $     258,977
         Tooling equipment                                         4,490   (       2,769 )           1,721
         Transportation equipment                                  1,261   (         945 )             316
         Furniture and fixtures                                    2,972   (       1,621 )           1,351
         Leasehold improvements                                    5,623   (         768 )           4,855
         Other facilities                                          1,237   (         662 )             575
         Construction in progress and
             prepaid equipment                                     7,473               -             7,473
                                                           -------------   ---------------   -------------
                                                           $     421,100   ($    145,832 )   $     275,268
                                                           =============   ===============   =============

                                                                         December 31, 2004
                                                           -----------------------------------------------
                                                                            Accumulated
                                                                Cost        Depreciation       Book Value
                                                           -------------   ---------------   -------------
         Machinery and equipment                           $     419,613   ($     95,909 )   $     323,704
         Tooling equipment                                         3,807   (       1,359 )           2,448
         Transportation equipment                                  1,261   (         735 )             526
         Furniture and fixtures                                    2,790   (       1,143 )           1,647
         Leasehold improvements                                  100,852   (      20,118 )          80,734
         Other facilities                                            991   (         479 )             512
         Construction in progress and
             prepaid equipment                                    12,794               -            12,794
                                                           -------------   ---------------   -------------
                                                           $     542,108   ($    119,743 )   $     422,365
                                                           =============   ===============   =============

   Leasehold improvement consisted clean room located in EPISTAR Corporation, which was disposed of in fiscal 2005. Refer to Note 5.

   (6) SHORT-TERM LOANS

                                                                             December 31,
                                                                    2005                        2004
                                                            -------------------         -------------------
        Secured bank loans                                  $           117,870         $            49,872
        Unsecured bank loans                                             46,766                      68,073
        Other short-term loans                                           24,514                           -
                                                            -------------------         -------------------
                                                            $           189,150         $           117,945
                                                            ===================         ===================
        Annual interest rate range                                2.5% - 6.649%              1.162% - 4.13%
                                                            ===================         ===================

   (7) LONG-TERM LOANS

                                                                             December 31,
                                                                    2005                        2004
                                                            -------------------         -------------------
        Secured bank loans                                  $           121,593         $           205,957
        Current portion                                    (             51,256)       (             68,188)
                                                            -------------------         -------------------
                                                            $            70,337         $           137,769
                                                            ===================         ===================
        Annual interest rate range                                3.54% - 4.62%               3.3% - 4.265%
                                                            ===================         ===================

   (8) PENSION PLAN

       The Company has a non-contributory and funded defined benefit pension plan in accordance with the Labor Standards Law, covering all regular employees. Under the defined benefit plan, two units are accrued for each year of service for the first 15 years and one unit for each additional year thereafter, subject to a maximum of 45 units. Pension benefits are based on the number of units accrued and the average monthly salaries and wages of the last 6 months prior to retirement. The Company contributes monthly an amount equal to 2% of the employees' monthly salaries and wages to the retirement fund deposited with Central Trust of China, the trustee, under the name of the independent retirement fund committee. Based on the actuarial assumptions for the years 2005 and 2004, the discount rate were 2.5% and 3%, expected rate of return on plan assets were 2.5% and 3%, and the rate of compensation increase were 2.5% and 3%, respectively. The transition obligation is amortized equally over 15 years.

      1. Funded status of pension plan

                                                             December 31, 2005        December 31, 2004
                                                            (measurement date)       (measurement date)
                                                            ------------------    ---------------------
         Vested benefit obligation                          $                -    $                   -
         Non-vested benefit obligation                     (             5,916 ) (                4,934 )
                                                            ------------------    ---------------------
         Accumulated benefit obligation                    (             5,916 ) (                4,934 )
         Effect on future salary increase                  (             3,181 ) (                3,359 )
                                                            ------------------    ---------------------
         Projected benefit obligation                      (             9,097 ) (                8,293 )
         Fair value of plan assets                                       4,040                    3,052
                                                            ------------------    ---------------------
         Funded status                                     (             5,057 ) (                5,241 )
         Unrecognized transition obligation                                865                      943
         Unrecognized net actuarial gains                  (             1,596 ) (                  433 )
                                                            ------------------    ---------------------
         Accrued pension liabilities                       (            $5,788 ) (               $4,731 )
                                                            ==================    =====================
         Vested benefit                                                 $    -                   $    -
                                                            ==================    =====================

       2. The components of net periodic pension cost were as follows:

                                                                       2005                      2004
                                                             ------------------    ------------------
         Service cost                                        $            1,805    $            3,385
         Interest cost                                                      233                   240
         Expected return on plan assets                     (               103 ) (                76 )
         Amortization of unrecognized transition
            obligation                                                       79                    78
          Amortization of unrecognized gain on plan
            assets                                          (                22 )                  93
                                                             ------------------    ------------------
         Net periodic pension cost                           $            1,992    $            3,720
                                                             ==================    ==================

         Effective July 1, 2005, the Company has established a funded defined contribution pension plan (the "New Plan") under the Labor Pension Act (the "Act"). Employees have the option to be covered under the New Plan. Under the New Plan, the Company contributes monthly an amount based on 6% of the employees' monthly salaries and wages to the employees' individual pension accounts at the Bureau of Labor Insurance. The benefits accrued are portable upon the termination of employment.

  (9) COMMON STOCK

       a. As of December 31, 2005, the Company's authorized capital was $800,000 consisted of 8 million shares of common stock at $10 (in dollars), par value, per share. As of December 31, 2005, the Company's outstanding capital was $196,330.

       b. On August 26, 2005, pursuant to the resolution adopted at the meeting of Board of Directors, the Company used its common stock of $310,056 to cover accumulated deficit and the Company's outstanding capital after the capital reduction was $46,330.

       c. On September 27, 2005, pursuant to the resolution adopted at the meeting of Board of Directors, the Company increased its capital by issuing 15 million common shares at $10 (in dollars) per share with an effective date of October 7, 2005. The Company had completed the registration procedures.

  (10) RETAINED EARNINGS

       The Company's Articles of Incorporation provide that net income, after deducting the previous years' losses and the appropriation to legal reserve, ("Distributable Earnings"), may be appropriated or distributed in the following sequence:

       a. Remuneration for directors and supervisors' services at 3% of Distributable Earnings;

       b.   Employee bonuses at 10% to 15% of Distributable Earnings; and

       c. Remaining amount to be distributed based on a resolution passed by shareholders at a meeting.

  (11) INCOME TAX


        A. Income tax benefit and income tax refundable were as follows:

                                                                          2005                    2004
                                                                     ---------------     ---------------
           Income tax expense based on pretax income at
              statutory tax rate                                     $             -     $        -
           Tax effect of permanent differences                      (            799 )            20,176
           Tax effect of loss carryforwards                         (         38,005 )  (         49,795 )
           Tax effect of investment tax credits                     (            162 )  (          3,820 )
           Tax effect of deferred income tax assets                 (          9,926 )               497
           Valuation allowance                                                48,892              32,942
                                                                     ---------------     ---------------
           Income tax benefit                                                      -                  -
           Prepaid income tax                                       (             72 )  (            300 )
                                                                     ---------------     ---------------
           Income tax refundable                                    ($            72 )  ($           300 )
                                                                     ===============     ===============

        B. The deferred income tax assets were as follows:

                                                                                December 31,
                                                                     -----------------------------------
                                                                          2005                2004
                                                                     ---------------     ---------------
            Deferred income tax assets - current                             $52,224              $6,466
            Valuation allowance on deferred income
              tax assets                                           (          52,224 ) (           6,466 )
                                                                     ---------------     ---------------
                                                                                   -                   -
            Deferred income tax assets - non current                         188,163             185,029
            Valuation allowance on deferred income tax assets
                                                                   (         188,163 ) (         185,029 )
                                                                     ---------------     ---------------
                                                                     $             -     $             -
                                                                     ===============     ===============

         C. The components of deferred income tax assets arising from temporary difference, investment tax credit and loss carryforwards as of December 31, 2005 and 2004 were as follows:

                                                                         December 31,
                                                  ----------------------------------------------------------
                                                            2005                            2004
                                                  --------------------------      --------------------------
                                                   Amount         Tax Effect       Amount         Tax Effect
            Current:
            Temporary differences
             Unrealized foreign exchange loss     $    1,372      $      343      $      148      $       37
             Unrealized foreign exchange gain    (     1,089)    (       272 )             -               -
             Provision for loss on
                obsolescence and decline in
                market value of inventory             41,401          10,350               -               -
            Loss carryforwards                       140,496          35,124              46              12
            Investment tax credits                                     6,679                           6,417
            Valuation allowance                                  (    52,224 )                   (     6,466 )
                                                                  ----------                      ----------
                                                                  $        -                      $        -
                                                                  ==========                      ==========

                                                                         December 31,
                                                  ----------------------------------------------------------
                                                            2005                            2004
                                                  --------------------------      --------------------------
                                                   Amount         Tax Effect       Amount         Tax Effect
            Non-current:
             Temporary differences
              Accrued pension liabilities         $    6,027      $    1,507      $    4,661      $    1,165
             Loss carryforwards                      653,499         163,374         641,928         160,482
             Investment tax credits                                   23,282                          23,382
             Valuation allowance                                 (   188,163 )                   (   185,029 )
                                                                  ----------                      ----------
                                                                  $        -                      $        -
                                                                  ==========                      ==========

         D. As of December 31, 2005, the Company's unutilized investment tax credits are as follows:

                   Item                      Total Amount            Unused Amount           Year of Expiry
            ----------------------         -------------------     -------------------      ---------------
            Purchase of equipment          $             2,604     $             2,604           2006
                         "                               7,256                   7,256           2007
                         "                                  75                      75           2008
                         "                                 218                     218           2009
                                                                   -------------------
                                                                   $            10,153
                                                                   ===================
            Research and development
               expense                     $             4,075     $             4,075           2006
                         "                               8,013                   8,013           2007
                         "                                 654                     654           2008
                         "                               7,066                   7,066           2009
                                                                   -------------------
                                                                   $            19,808
                                                                   ===================

         E. As of December 31, 2005, the Company's unused loss carryforwards are as follows:


                Year of Occurrence                              Amount                    Year of Expiry
            --------------------------------               -----------------------       ---------------
                    2001                                   $                35,124            2006
                    2002                                                    31,123            2007
                    2003                                                    44,440            2008
                    2004                                                    52,312            2009
                    2005                                                    35,499            2010
                                                           -----------------------
                                                           $               198,498
                                                           =======================

         F. As of December 31, 2005, the balance of stockholders' imputation tax credit account was $0.

         G. The Company's income tax returns have been assessed and approved by the Tax Authority through 2003.

  (12) PERSONNEL, DEPRECIATION AND AMORTIZATION EXPENSES

                                         2005                                       2004
                          --------------------------------------     ------------------------------------
                          Included      Included                     Included      Included
                          in            in                           in            in
                          cost of       operating                    cost of       operating
                          sales         expenses         Total       sales         expenses         Total
                          ---------     ---------        -----       ---------     --------         -----
        Personnel expenses
         Salaries         $ 111,009     $  35,132      $ 146,141     $  45,350     $  26,140      $  71,490
         Labor and
           health
           insurances         4,697         2,541          7,238         3,459         2,065          5,524
         Pension              2,208         1,849          4,057           708         3,012          3,720
         Others               3,027           901          3,928         2,173           766          2,939
        Depreciation         55,466        10,479         65,945        53,132         9,907         63,039
        Amortization             28         1,352          1,380            28         1,356          1,384

5. RELATED PARTY TRANSACTIONS

   (1) Names and relationships of related parties

                Name of related party                            Relationship with the Company
      -----------------------------------------------       ----------------------------------
      EPISTAR Corporation (EPISTAR)                         EPISTAR has a seat on the Board of Directors of the
                                                              Company and the chairman of both companies is the
                                                              same from March 2, 2006.
      E2O Communication Pte Ltd. (E2O Singapore) (Note 1)   Investee company of E2O USA
      E2O Communications, Inc. (E2O USA) (Note 1)           E2O USA's subsidiary is the major investor of
                                                               the Company.
      Taian Insurance Co., Ltd. (TAIAN)                     Taian's managing director is the chairman of the
                                                              Company
      Evervaliant Corp.                                     Common chairman
      Yeongyi (Asia) Ltd.                                   Common chairman

      Note 1: E2O Communications, Inc. and E2O Communication Pte Ltd. were merged with JDS Uniphase Corporation in June 2004.

   (2) Significant Related Party Transactions

      A. Sales

         Sales to related parties amounted to $8 and $4,819 in 2005 and 2004, respectively. As of December 31, 2005 and 2004, the accounts receivable arising from such sales amounted to $3,243 and $4,445, respectively. Sales price and terms were at arms length.

      B. Other payables

         (a) General transaction

                                                      December 31,
                                -------------------------------------------------------
                                          2005                          2004
                                -------------------------     -------------------------
                                           Percentage                    Percentage
                                           of total other                of total other
                                Amount     payables           Amount     payables
                               --------    --------------   ---------    --------------
              EPISTAR          $  4,452                36   $  79,301                96
              TAIAN                 286                 6         185                 -
                               --------          --------   ---------    --------------
                               $  4,738                42   $  79,486                96
                               ========          ========   =========    ==============

              Other payables to EPISTAR include a balance for purchase of machinery and equipment on behalf of the Company and administration fees.

         (b) Loans from related parties

                                                                       December 31, 2005
                                                    ---------------------------------------------------
                                                                   Ending                Total interest
                                       Period         Amount      balance        Rate       expenses
                                 ----------------   ---------    ---------   ---------    -------------
              Evervaliant        June 8, 2005 to
                 Corp.           October 12, 2005   $  36,000    $       -          4%    $         311
                                                    =========    =========   =========    =============
              Yeongyi (Asia)     June 8, 2005 to
                 Ltd.            October 12, 2005   $  36,000    $       -          4%    $         311
                                                    =========    =========   =========    =============

      C. Property transactions

          During 2005, the Company sold leasehold improvements and machinery equipment to EPISTAR at the price of $88,528 and resulted in a disposal loss of $6,281. The above amount had been received.

      D. Other transactions

         (a) In 2005 and 2004, the Company rented machinery and equipment and building from EPISTAR. As of December 31, 2005 and 2004, the Company paid deposits to EPISTAR in the amount of $3,314 and $5,009, respectively.

         (b) In 2005 and 2004, the Company paid rental, utilities, administration, and repair expenses to EPISTAR totaling to $32,615 and $31,960, respectively.

6. ASSETS PLEDGED AS COLLATERAL


   As of December 31, 2005 and 2004, the following assets were pledged:

                               December 31,
                       -----------------------------
       Assets              2005            2004                    Purpose
   ------------------  -----------    --------------    --------------------------------
   Savings accounts    $     1,200    $        7,032           Short-term loans
   Time deposits            18,250             8,600           Short-term loans
   Machinery and                                         Long-term and short-term loans
   equipment               263,566           297,308
                       -----------    --------------
                       $   283,016    $      312,940
                       ===========    ==============

7. COMMITMENTS AND CONTINGENT LIABILITIES

   As of December 31, 2005 and 2004, the Company's unused letters of credit for the importation of machinery were $0 and $1,192,respectively.

8. SIGNIFICANT DISASTER LOSS

   None.

9. SIGNIFICANT SUBSEQUENT EVENTS

   None.

10. OTHER

(1) Going concern :

       As of December 31, 2005, the Company's accumulated deficit have exceeded 50% of outstanding capital balance and current liabilities have exceeded current assets by $115,148. The Company believes that sales revenue will increase based on the growth of market in the near future. The Company will renew its loans and obtain new financings from other banks. In addition, the chairman has provided a statement to provide financial support to the Company.


   (2) Disclosure of the fair value of financial instrument in accordance with SFAS No. 27, "Disclosure of Financial Instruments."

                                               December 31, 2005                     December 31, 2004
                                        -------------------------------       -------------------------------
                                          Book Value         Fair value         Book Value         Fair value
                                        -------------      -------------      -------------      -------------
             Financial Assets
             ----------------
          Financial assets with
             book value equal to
             fair value                 $     123,181      $     123,181      $     116,237      $     116,237
                                        =============      =============      =============      =============
           Financial Liabilities
           ---------------------
           Financial liabilities
             with book value equal
             to fair value              $     451,598      $     451,598      $     500,222      $     500,222
                                        =============      =============      =============      =============

        The methods and assumptions used to measure the fair values of financial instruments are as follows:

        A. The carrying amounts of short-term financial assets and liabilities approximate fair values due to their short maturities.

        B. The fair values of short-term investments and long-term investments are based on the quoted market price of the securities, or the underlying equities in the net assets of the investees, if market value of the investments is not available.

11. US GAAP RECONCILIATION

   The Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the Republic of China (ROC), which differs in certain significant respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). These significant differences would have a significant effect on the Company's results of operation and stockholders' equity. Material GAAP differences are stated below.

   (1) Acquisition of Glory Data Group Limited (BVI):

       Under ROC GAAP, there is no clear guidance governing purchase price allocation, nor the definition of intangible assets. The Company accounted for the acquisition cost of Glory Data Group Limited (BVI) ("Glory Data") over the fair value of net assets acquired as in-process research and development and expensed related costs immediately.

       Under US GAAP, the acquisition was accounted for using the purchase method of accounting. The excess of acquisition cost over the fair value of net asset consists of (1) an intangible asset with finite life, which was amortized over the useful life; and (2) goodwill, including assemble workforce.

       Based on SFAS No. 141 & 142, goodwill is subject to an annual impairment test. We have one reporting unit to which the assessment of goodwill is assigned and tested for impairment pursuant to SFAS No. 142. Goodwill impairment was tested in the fourth quarter. The Company has determined no impairment charge for both 2005 and 2004, based on the impairment assessment performed.


   (2) Impairment of long-lived assets

       Prior to 2005, there are no requirements related to the evaluation of recoverability of the carrying value of long-lived assets under ROC GAAP. Effective January 1, 2005, the Company adopted ROC SFAS No. 35 to account for impairment of long-lived assets for ROC GAAP purpose. Under ROC SFAS No. 35, if there is any indication that assets are impaired, such assets are written down to the higher of net selling price or value in use determined based on the discounted net cash flows. Reversal of impairment losses is permitted in certain circumstances, but no reversal is allowed for impairments of goodwill.

       Under US SFAS No. 144, "Accounting for the Impairment or Disposal of Ling-Lived Assets", long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purpose of evaluating the recoverability of long-lived assets, the recoverability test is performed by comparing the undiscounted net cash flows of the assets against the carrying amount of the assets. If the recoverability test indicates that impairment has occurred, the impairment loss is equal to the excess of the asset's carrying amount over the related fair value. Reversals of impairment loss are prohibited.

   (3) Pension

       Under US GAAP, the Company determines the accumulated pension obligation and the pension expense on an actuarial basis based on US SFAS No. 87. The Company adopted US SFAS No. 87 and recalculated related pension expenses from 2000 for US GAAP purposes.

       ROC GAAP SFAS No. 18 is substantially similar to US SFAS No. 87 and was adopted by the Company at the end of 2001.

       The difference in the dates of adoption gives rise to a US GAAP difference in the actuarial computation for transition obligation pension expense.

   (4) Compensated absences

       Under ROC GAAP, the Company is not required to accrue for unused employee's vacation leave at of the end of each year because it is normally forfeited when not used.

       Under US GAAP, however, unused vacation leave that can be carried over to periods subsequent to that in which they are earned must be accrued at each balance sheet date.

   (5) Government grants

       Under ROC GAAP, government grants are recognized when there is a reasonable assurance that the Company will comply with the relevant conditions and the grants will be received. The Company recognizes government grants to fund research and development expenditures as non-operating income based on the percentage of actual expenditures incurred to date to the most recent estimate of total expenditures, which they are intended to compensate.

       Under US GAAP, if the government grants are conditional, they are not recognized until all the conditions are met and the grants become receivable. Government grants recognized are recorded as a reduction of the Company's research and development expense.

   (6) Accrual for sales return and discount

       Under US GAAP, the Company records a reduction to revenue and accounts receivable by establishing a sales discount and return allowance for estimated sales discounts and product return at the time the revenue is recognized based primarily on historical discount and returns rates.

       Under ROC GAAP, the Company records such discount and return allowance primarily when such discount or product returns occurred.

   The following schedules reconcile net income and stockholders equity under ROC GAAP as reported in the audited consolidated financial statements to the net income and stockholders equity amounts determined under US GAAP, giving effect to adjustments for the differences listed above.

                                                                     2005                     2004
                                                              -------------------      -------------------
   Net loss, ROC GAAP                                        ($           217,087)    ($           244,645)
   US GAAP adjustments:
         a. Acquisition of Glory Data
            - Reversal of impairment loss                                       -                   39,152
            - Amortization of intangible assets              (              3,730)                       -
         b. Impairment of long-lived assets                                15,626     (             15,626)
         c. Pension                                                            69                      831
         d. Compensated absences                             (                733)    (                 92)
         e. Government grants                                (              9,331)    (                830)
         f. Accrual for sales return and discount                           2,804     (              3,021)
                                                              -------------------      -------------------
            Net increase(decrease) in net income                            4,705                   20,414
                                                              -------------------      -------------------
   Net loss, U.S. GAAP                                       ($           212,382)    ($           224,231)
                                                              ===================      ===================
                                                                              December 31,
                                                                     2005                     2004
                                                              -------------------      -------------------
   Stockholders' equity, ROC GAAP                             $            97,238      $           164,325
   US GAAP adjustments:
    a. Acquisition of Glory Data
       - Reversal of impairment loss                                       39,152                   39,152
       - Amortization of intangible assets                   (              3,730)                       -
    b. Impairment of long-lived assets                                          -     (             15,626)
    c. Pension                                                              1,748                    1,679
    d. Compensated absences                                  (             12,700)    (                479)
    e. Government grants                                     (             13,300)    (              3,369)
    f. Accrual for sales return and discount                 (                217)    (              3,021)
                                                              -------------------      -------------------
       Net decrease in stockholder's equity                                23,041                   18,336
                                                              -------------------      -------------------
   Stockholder's equity, U.S. GAAP                            $           120,279      $           182,661
                                                              ===================      ===================


   Movements in Stockholders' Equity in Accordance with US GAAP:

                                                                   2005                     2004
                                                              -------------------      -------------------
   Balance, beginning of year                                 $           182,661      $           256,935
   Issuance of common stock                                               150,000                  150,000
   Net loss for the year ended December 31                   (            212,382)    (            224,231)
    Accumulated other comprehensive loss-translation                            -     (                 43)
                                                              -------------------      -------------------
   adjustment
   Balance, end of year                                       $           120,279      $           182,661
                                                              ===================      ===================

   A reconciliation of the significant balance sheet accounts to the appropriate amounts determined under US GAAP as of December 31, 2005 and 2004 were as follows:

                                                                              December 31,
                                                                   2005                    2004
                                                               ------------------       ------------------
   Current Assets
   --------------
   As report                                                   $          267,050       $          240,972
   U.S. GAAP adjustments
           Accrual for sales return and discount              (               217)     (             3,021)
                                                               ------------------        -----------------
   As adjusted                                                 $          266,833       $          237,951
                                                               ==================       ==================

   Property and equipment
   ----------------------
   As report                                                   $          275,268       $          422,365
   U.S. GAAP adjustments
           Machinery & equipment                                                -      (            15,626)
                                                               ------------------       ------------------
   As adjusted                                                 $          275,268       $          406,739
                                                               ==================       ==================

   Intangible assets
   -----------------
   As report                                                   $                -       $                -
   U.S. GAAP adjustments
           Intangible assets                                               18,650                   18,650
           Amortization of intangible assets                  (             3,730)                       -
                                                               ------------------       ------------------
   As adjusted                                                 $           14,920       $           18,650
                                                               ==================       ==================

   Goodwill
   --------
   As report                                                   $                -       $                -
   U.S. GAAP adjustments
           Goodwill                                                        20,502                   20,502
                                                               ------------------       ------------------
   As adjusted                                                 $           20,502       $           20,502
                                                               ==================       ==================

   Other Asset - As report and as adjusted                     $           13,548       $            7,100
   ---------------------------------------                     ==================       ==================

   Current Liabilities
   -------------------
   As report                                                   $          382,198       $          363,612
   U.S. GAAP adjustments
           Accrued compensated absences                                    1,212                      479
           Advance receipts - government grant                             12,700                    3,369
                                                               ------------------       ------------------
   As adjusted                                                 $          396,110       $          367,460
                                                               ==================       ==================

   Other Liabilities
   -----------------
   As report                                                   $           76,430       $          142,500
   U.S. GAAP adjustments
           Accrued pension liabilities                        (             1,748)     (             1,679)
                                                               ------------------       ------------------
   As adjusted                                                 $           74,682       $          140,821
                                                               ==================       ==================